Exhibit 99.1

Jamba, Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2008

Emeryville, CA — (BUSINESS WIRE) — March 16, 2009 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported audited financial results for the fourth quarter and fiscal year ended December 30, 2008.

Company reports, for the 12 week fiscal fourth quarter of 2008 compared to the 11 week fiscal fourth quarter of 2007:

•	Total revenue for 4Q08 increased 2.8% to $56.1 million from $54.6 million for 4Q07.
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Loss from operations for 4Q08 was $(39.8) million as compared to a loss of $(219.7) million in 4Q07. Loss from operations would have been $(16.3) million as compared to $(16.3) million in 4Q07, excluding the impact of goodwill and other intangible asset impairment, store impairment, lease termination and closure costs and non-cash share-based compensation of $23.5 million compared to $203.4 million in 4Q07. *

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Net loss for 4Q08 of $(41.2) million compared to a net loss for 4Q07 of $(150.0) million. Included in the net loss for 4Q08 is a non-cash, derivative liability gain of $0.3 million associated with a change in the fair value of the Company’s warrants and derivatives. Included in the net loss for 4Q07 is a non-cash, derivative liability gain of $20.7 million associated with a change in the fair value of the Company’s warrants.

•	Diluted loss per share for 4Q08 of $(0.75) compared to a diluted loss per share for 4Q07 of $(2.85).
•	Company-owned comparable store sales for 4Q08 decreased 12.0%.
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No new company-owned stores were opened in fiscal fourth quarter of 2008, compared to 31 new company-owned stores in fiscal fourth quarter of 2007. The total number of stores increased to 729, including 511 company-owned stores and 218 franchised stores.

Company reports, for the 52 week fiscal year 2008 compared to the 51 week fiscal year 2007:

•	Total revenue for fiscal 2008 increased 8.1% to $342.9 million from $317.2 million in fiscal 2007.
•	Diluted loss per share for fiscal 2008 of $(2.80) compared to a diluted loss per share for fiscal 2007 of $(2.17).
•	Company-owned comparable store sales for fiscal 2008 decreased 8.1% (1)
•	35 new company-owned stores were opened in fiscal 2008, compared to 99 new company-owned stores in fiscal 2007.

“While we are disappointed with the results for fiscal 2008, the Company’s board of directors and new management team have taken significant steps to improve long-term performance. As previously announced, we are making significant progress implementing our strategic priorities. Our strategic priorities are focused on a disciplined expense reduction effort, building a customer-first and operationally focused service culture across the company, assembling a retail food capability across all day-parts, accelerating franchise and non-traditional store growth, and enhancing our licensing platform,” stated James White, president and chief executive officer, Jamba, Inc.

“In my short time as CEO, I am very pleased with the progress we are making. In January we announced the national rollout of the Steel Cut Oatmeal with Fruit menu item, which we believe is a successful first step in our plan to assemble a retail food capability across all day-parts. To help enhance our consumer products platform and other relationships to accelerate our consumer product initiatives, we hired Susan Shields in January, a well-respected consumer products industry veteran. Also, consistent with our strategic priority of franchise and non-traditional store growth, on March 10, 2009, we completed the sale of 10 company-owned stores in Arizona to a franchisee and in February we announced the opening of new Jamba Juice airport locations at Chicago O’Hare, San Diego International and George Bush Intercontinental in Houston,” continued Mr. White.

“While we expect the economic environment to remain challenging in 2009, we are confident that we have the right strategy in place to revitalize Jamba and create long-term shareholder value,” concluded Mr. White.

Outlook

The Company continues to expect negative comparable sales trends based on the current environment and has targeted 2009 expense goals as follows:

•	Cost of sales at or below 26.0% of company store revenue;
•	Labor costs at or below 34.0% of company store revenue;
•	Other controllable expenses included in store operating, at or below 3.5% of company store revenue and
•	General and administrative costs at or below 10%, before share-based compensation expense

In addition, the Company has planned minimal, if any, Company store development and up to 50 new franchise stores in 2009.

Liquidity

On December 30, 2008, the Company held $28.5 million in cash, equivalents and restricted cash and had a total outstanding debt balance of $22.8 million.

The Company is subject to a number of customary covenants under its financing agreement, including limitations on additional indebtedness, liens, asset sales, acquisitions, dividend payments, and requirements to maintain certain financial covenants. The two financial covenants the Company is required to maintain are to retain $3 million of cash in the bank and a trailing 13 period of Store-level EBITDA of $35 million. As of December 30, 2008, the Company was in compliance with all debt covenants and expects to remain in compliance through fiscal year 2009.

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Store-level EBITDA* decreased to $44.9 million for fiscal 2008 compared to $52.9 million for fiscal 2007 and Store-level EBITDA* was zero in 4Q08 compared to $0.9 million in 4Q07. For a reconciliation of Store-level EBITDA*, a non-GAAP financial measure, to net income (loss), a GAAP financial measure please see the table at the end of this release.

Footnotes

(1) Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

*—Use of Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in its statements made in this release. Income (loss) from operations and net income (loss) are presented excluding certain non-cash activities, which presentation the Company believes is a helpful indicator of the Company’s financial performance. The statements are reconciled to the GAAP presentation of income (loss) from operations and net income (loss) in the same statement in which the non-GAAP financial measures are presented. The Company also uses a non-GAAP financial measure for adjusted diluted earnings (loss) per share, which presentation the Company believes is a helpful indicator of the Company’s financial performance. [For a reconciliation of diluted earnings (loss), please see the table at the end of this release.] In addition, the Company uses the non-GAAP financial measure of store-level EBITDA. The Company defines store-level EBITDA, which is consistent with the definition under the Company’s financing agreement, as net income (loss) from operations and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) store impairment expenses; (g) other operating expenses and (h) income taxes. The Company believes that store-level EBITDA is an important measure of financial performance because it is a useful indicator of compliance under the Company’s financing agreement. For a reconciliation of Store-level EBITDA to net income (loss), please see the table at the end of this release. The adjusted income (loss) from operations, net income (loss) and Store-level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures of other companies.

Webcast and Conference Call Information

A conference call to review fourth quarter and fiscal 2008 results will be held on March 16, 2009 at 5:00 p.m. ET. Participating on the call with be James White, Chief Executive Officer and President and Karen Luey, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 852-6573 or for international callers by dialing (719) 325-4818. A simultaneous web cast of the call will be available by visiting http://www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 4770450. The replay will be available until April 6, 2009.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) (NASDAQ:JMBAU) (NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of February 20, 2009, JAMBA JUICE had 733 stores, of which 510 were company-owned and operated. For the nearest location or a complete menu including our new oatmeal made with organic, steel cut oats and served with fruit and brown sugar crumble, visit the JAMBA JUICE website at www.jamba.com or call 1-866-4R-FRUIT.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Don Duffy

203.682.8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	December 30, 2008	January 1, 2008
Assets
Current assets:
Cash and cash equivalents	$20,822	$23,016
Restricted cash and investments	5,059	1,916
Receivables, net of allowances of $416 and $133	4,594	6,402
Inventories	3,435	3,582
Deferred income taxes	—	6,928
Prepaid and refundable taxes	5,670	5,814
Prepaid rent	185	3,261
Prepaid expenses and other current assets	1,328	1,607

Total current assets	41,093	52,526
Property, fixtures and equipment, net	95,154	128,861
Trademarks and other intangible assets, net	2,998	87,599
Restricted cash	2,659	2,950
Deferred income taxes	354	—
Other long-term assets	3,462	3,066

Total assets	$145,720	$275,002

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,089	$14,487
Accrued compensation and benefits	7,667	6,490
Workers’ compensation and health self-insurance reserves	1,922	1,796
Accrued jambacard liability	30,764	28,576
Other accrued expenses	12,074	8,277
Current portion of capital lease obligations	246	—
Derivative liabilities	2,098	9,290

Total current liabilities	62,860	68,916
Note payable	22,829	—
Long-term capital lease obligations	281	—
Long-term workers’ compensation and health insurance reserves	2,659	2,950
Deferred income tax	—	7,269
Deferred rent and other long-term liabilities	16,670	12,359
Commitments and contingencies	—	—

Total liabilities	105,299	91,494
Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, and 54,690,728 and 52,637,131 shares issued and outstanding	55	53
Additional paid-in-capital	358,258	352,184
Accumulated deficit	(317,892)	(168,729)

Total stockholders’ equity	40,421	183,508

Total liabilities and stockholders’ equity	$145,720	$275,002

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended December 30, 2008	11 Week Period Ended January 1, 2008	Fiscal Year Ended
(In thousands except share and per share amounts)			December 30, 2008	January 1, 2008
Revenue:
Company stores	$54,413	$52,617	$333,784	$306,035
Franchise and other revenue	1,691	1,959	9,106	11,174

Total revenue	56,104	54,576	342,890	317,209

Costs and operating expenses:
Cost of sales	14,704	14,529	89,163	84,226
Labor	22,709	21,515	120,251	102,661
Occupancy	10,254	8,777	44,868	37,458
Store operating	8,409	8,830	43,714	39,942
Depreciation and amortization	5,386	4,981	24,717	19,168
General and administrative	10,829	10,787	48,057	48,384
Store pre-opening	124	1,879	2,044	5,863
Impairment of long-lived assets	14,604	1,153	27,802	1,550
Store lease termination and closure	7,130	521	10,029	718
Trademark and goodwill impairment	1,461	200,624	84,061	200,624
Other operating	269	647	3,817	4,806

Total costs and operating expenses	95,879	274,243	498,523	545,400

Loss from operations	(39,775)	(219,667)	(155,633)	(228,191)
Other income (expense):
Gain on derivative liabilities	285	20,673	7,895	59,424
Interest income	50	427	365	3,517
Interest expense	(1,361)	(26)	(2,064)	(181)

Total other income (expense)	(1,026)	21,074	6,196	62,760

Loss before income taxes	(40,801)	(198,593)	(149,437)	(165,431)
Income tax benefit	(373)	48,625	274	52,135

Net loss	$(41,174)	$(149,968)	$(149,163)	$(113,296)

Weighted-average shares used in the computation of loss per share:
Basic	54,690,728	52,617,488	53,252,855	52,323,898
Diluted	54,690,728	52,617,488	53,252,855	52,323,898
Loss per share:
Basic	$(0.75)	$(2.85)	$(2.80)	$(2.17)
Diluted	$(0.75)	$(2.85)	$(2.80)	$(2.17)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Store Level EBITDA

(Unaudited)

(In thousands)	12 Week Period Ended December 30, 2008	11 Week Period Ended January 1, 2008	52 Week Period Ended
			December 30, 2008	January 1, 2008
Company stores revenue	$54,413	$52,617	$333,784	$306,035
Franchise revenue	1,690	1,959	9,106	11,174
Cost of sales	(14,704)	(14,529)	(89,163)	(84,226)
Labor	(22,709)	(21,515)	(120,251)	(102,661)
Occupancy	(10,254)	(8,777)	(44,868)	(37,458)
Store operating	(8,408)	(8,830)	(43,714)	(39,942)

Store Level EBITDA	$28	$925	$44,894	$52,922

Store Level EBITDA	$28	$925	$44,894	$52,922
Less: Depreciation and amortization	(5,386)	(4,981)	(24,717)	(19,168)
Less: General and administrative	(10,829)	(10,787)	(48,057)	(48,384)
Less: Store pre-opening	(124)	(1,879)	(2,044)	(5,863)
Less: Store impairment	(14,605)	(1,153)	(27,802)	(1,550)
Less: Store lease termination and closure	(7,130)	(521)	(10,029)	(718)
Less: Trademark and goodwill impairment	(1,461)	(200,624)	(84,061)	(200,624)
Less: Other	(268)	(648)	(3,817)	(4,806)
Add (less): Other income (expense)	(1,025)	21,074	6,196	62,760
Add (less): Income tax benefit (expense)	(374)	48,626	274	52,135

Net loss	$(41,174)	$(149,968)	$(149,163)	$(113,296)